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                                                                    EXHIBIT 4.12


                                                                  EXECUTION COPY


                               SECOND AMENDMENT TO
                            LIQUIDITY LOAN AGREEMENT


         THIS SECOND AMENDMENT TO LIQUIDITY LOAN AGREEMENT (this "Amendment") is dated as of November 25, 1995 among ALAMO FUNDING, L.P., a limited partnership organized under the laws of the State of New York ("AFL"), AFL FLEET FUNDING, INC., a New York corporation (the "General Partner"), and CITIBANK, N.A., as the Liquidity Agent for the Liquidity Lenders (the "Liquidity Agent").


                               W I T N E S S E T H

                  WHEREAS, AFL, the General Partner, the Liquidity Agent and the Liquidity Lenders are parties to that certain Liquidity Loan Agreement dated as of June 20, 1994 (as amended, restated or modified from time to time, the "Liquidity Loan Agreement");

                  WHEREAS, AFL, the General Partner, the Liquidity Agent and the Liquidity Lenders are parties to that certain Amendment to the Liquidity Loan Agreement, dated as of June 11, 1996;

                  WHEREAS, AFL, the General Partner, the Liquidity Agent and the Liquidity Lenders desire to amend certain provisions of the Liquidity Loan Agreement;

                  NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

                  Section 1. Defined Terms. All capitalized terms used herein (including in the preamble and in the recitals) and not otherwise defined herein shall have the meanings set forth for such terms in the Definitions List dated as of June 20, 1994 and annexed to the Liquidity Loan Agreement as Annex A, as such Definitions List may be further amended, supplemented, restated or otherwise modified from time to time.

                  Section 2. Amendments to the Liquidity Loan Agreement.

                  (a) Amendment to Section 1.1. Annex A to the Liquidity Loan Agreement as referenced in Section 1.1 thereto is hereby amended as follows:

                           (1) the definition of "Alamo" is hereby amended in
                  its entirety as follows:

                   ""Alamo" means Alamo Rent-A-Car, Inc., a Florida corporation, and its permitted successors and assigns"; and


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                           (2) the definition of "Multiple Employer Plan" is
                  hereby amended by inserting "4053" immediately following the phrase "have liability under Section" on the seventh line thereof.

                           (3) the definition of "Partnership Agreement" is
                  amended by adding at the end of such definition after "as limited partner," the following phrase, "as such Agreement of Limited Partnership may be amended or modified from time to time in accordance with the provisions of the Related Documents."

                           (4) the definition of "Pension Plan" is hereby
                  amended by deleting the parenthetical "(other than a Multiemployer Plan or a Multiple Employer Plan)" and not replacing it.

                           (5) the definition of "Required Enhancement Amount"
                  is hereby amended by deleting the reference to "9%" and replacing it with "9.5%".

                  (b) Amendment to Section 8.1.1. Section 8.1.1(f) is hereby amended by deleting the phrase "(ii) no Rating Agency has determined that the face amount of the Letter of Credit must be increased," and replacing it with "(ii) no Rating Agency has determined that the Required Enhancement Amount must be increased."

                  (c) Amendment to Section 8.2.3. Section 8.2.3 of the Liquidity Loan Agreement is hereby amended to read in its entirety as follows:

                      "SECTION 8.2.3. Consolidations and Mergers. Except for the merger of a wholly owned subsidiary of Republic Industries, Inc., a Delaware corporation, with and into the General Partner, each of the General Partner and AFL will not, except as may be permitted by the express written approval of the Required Liquidity Providers, merge with and into, enter into any joint venture or other association with, or consolidate with, any other Person."

                  (d) Amendment to Section 8.2.12. Section 8.2.13 of the Liquidity Loan Agreement is hereby amended by deleting "June 20, 1994" and replacing it with "November 25, 1996."

                  Section 3. Increase of Aggregate Liquidity Loan Commitment. Effective simultaneously with the effectiveness of this Amendment to the Liquidity Loan Agreement and the Liquidity Loan Commitment Agreements annexed hereto as Annex E, the Aggregate Liquidity Loan Commitment will increase to $1,267,000,000 through the increase of the commitments of certain Liquidity Lenders, each of whom through the execution of this Amendment and their respective Liquidity Commitment Agreements have given their written consent to such increase.

                  Section 4. Conditions of Effectiveness. The following constitute conditions precedent to the effectiveness of this Amendment:

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                  (a) Execution and delivery of this Amendment by AFL, the
         General Partner and the Liquidity Agent;

                  (b) The Liquidity Agent and AFL shall have received as of the date hereof a copy of the written confirmation delivered to AFL by each of S&P and Moody's to the effect that his Amendment will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes;

                  (c) Each Liquidity Lender and the Credit Enhancer shall each have delivered written consent to this Amendment evidenced by their execution of Annex A hereto;

                  (d) AFL shall have delivered prior written notice of this Amendment to the Rating Agencies, the Depository, the Agent, the Liquidity Agent and each Dealer;

                  (e) AFL shall have delivered a fully executed copy of this Amendment to the Rating Agencies, the Depository, the Agent, the Liquidity Agent and each Dealer;

                  (f) Each Liquidity Lender or Eligible Liquidity Lender, as the case may be, described in Section 3 of this Amendment, and AFL shall have executed and delivered to the Liquidity Agent a Liquidity Commitment Agreement as set forth in Annex B hereto;

                  (g) The Letter of Credit Amount shall be increased to the Required Enhancement Amount simultaneously with giving effect to the increase in the Aggregate Liquidity Loan Commitment as set forth in
         Section 3 of this Amendment;

                  (h) The Liquidity Agent shall have received (i) from AFL evidence that all necessary partnership action has been taken to authorize the execution, delivery and performance of this Amendment and (ii) from the General Partner (x) a copy of the resolutions of its Board of Directors, certified as of the date hereof by the Secretary thereof, authorizing the execution, delivery and performance of this Amendment and (y) an incumbency certificate thereof with respect to its officers, agents or other representatives authorized to execute this Amendment; and

                  (i) The Liquidity Agent shall have received an Opinion of Counsel to AFL to the effect that this Amendment has been duly authorized, executed and delivered and is the legal, valid and binding obligation of AFL, enforceable against it in accordance with its terms, subject to the exceptions set forth therein.

                  Section 5. Continuation of Representations and Warranties. AFL represents and warrants to the Liquidity Agent and each Liquidity Lender that the representations and warranties in Article VII of the Liquidity Loan Agreement, as amended by this Amendment, are true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to

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the extent such representatives and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                  Section 6. Reference to and Effect on the Related Documents; Ratification. (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Related Documents and any other document to the "Liquidity Loan Agreement" or words of like import referring to the Liquidity Loan Agreement shall mean and be a reference to the Liquidity Loan Agreement as amended hereby and each reference to any of the defined terms referred to in this Amendment shall mean and refer to such defined terms as amended hereby.

                  (b) Except as specifically amended above, the Liquidity Loan Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

                  Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

                  Section 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   ALAMO FUNDING, L.P.

                                   By:  ALAMO FLEET FUNDING, INC.,
                                        its General Partner

                                        By:          /s/
                                           ------------------------
                                           Name:  Richard L. Taiano
                                           Title:   Vice President


                                   AFL FLEET FUNDING, INC.


                                   By:            /s/
                                      ---------------------------------
                                        Name:  Kevin Burns
                                        Title: Secretary


                                   CITIBANK, N.A., as Liquidity Agent


                                   By:          /s/
                                      ----------------------------------
                                        Name: Jenny Cheng
                                        Title:  Assistant Vice President



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                                                                         ANNEX A


               CONSENT OF LIQUIDITY LENDERS AND CREDIT ENHANCER TO
                  SECOND AMENDMENT TO LIQUIDITY LOAN AGREEMENT,
               SECOND AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT
                AGREEMENT, AND THIRD AMENDMENT TO LOAN AGREEMENT

                  The undersigned, as Liquidity Lenders under the Liquidity Loan Agreement dated as of June 20, 1994 among Alamo Funding, L.P., AFL Fleet Funding, Inc., certain financial institutions party thereto and Citibank, N.A., as Liquidity Agent, as amended from time to time prior to the date hereof (the "Liquidity Agreement"), and as Credit Enhancer under the Letter of Credit Reimbursement Agreement, dated as of June 20, 1994, among Alamo Rent-A-Car, Inc., AFL Fleet Funding, Inc., Alamo Funding, L.P. and Credit Enhancer, as amended from time to time prior to the date hereof (the "L/C Agreement"), hereby consent to the execution and delivery by the parties thereto of (i) the Third Amendment, dated November 25, 1996, to the Loan Agreement, dated as of June 20, 1994, between Alamo Rent-A-Car, Inc. and Alamo Funding, L.P., as such Loan Agreement has been amended from time to time prior to the date hereof (the "Loan Agreement"), (ii) the Second Amendment to the L/C Agreement, dated as of November 25, 1996, (iii) the Second Amendment to the Liquidity Agreement, dated as of November 25, 1996 (the "Liquidity Amendment") and (iv) the Liquidity Commitment Agreements referenced in Section 3 to the Liquidity Amendment.


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                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of November 25, 1996 by their respective officers thereunto duly authorized.

LIQUIDITY LOAN COMMITMENT     LIQUIDITY LENDER

$50,000,000                   BANK BRUSSELS LAMBERT,
                                    NEW YORK BRANCH


                              By:                /s/
                                  ---------------------------------------
                                  Name:     John Kippax
                                  Title:    Vice President


                              By:                /s/
                                  ---------------------------------------
                                  Name:     Dominick H. J. Vangaever
                                  Title:    Senior Vice President Credit


$50,000,000                   BANK OF MONTREAL


                              By:                /s/
                                  --------------------------------------
                                  Name:     Edward P. McGuire
                                  Title:    Director


$50,000,000                   BANK OF NEW YORK


                              By:                /s/
                                  --------------------------------------
                                  Name:     David C. Siegel
                                  Title:    Assistant Vice President


$10,000,000                   THE BANK OF TOKYO-MITSUBISHI, LTD., NEW
                              YORK BRANCH


                              By:                /s/
                                  --------------------------------------
                                  Name:     Joseph P. Devoe
                                  Title:    Attorney-in-Fact


$30,000,000                   BAYERISCHE HYPOTHEREN-UND WECHSEL-
                              BANK AKTIENGESELLSCHAFT, NEW YORK
                              BRANCH


                              By:                /s/
                                  ---------------------------------------------
                                  Name:     Ron Vogel           R.G. Pankuch
                                  Title:    Banking Officer     FVP


$25,000,000                   BOATMEN'S NATIONAL BANK OF ST. LOUIS


                              By:                /s/
                                  -------------------------------------
                                  Name:     Craig A. Korte
                                  Title:    Corporate Banking Officer


$40,000,000                   CITIBANK, N.A.


                              By:                /s/
                                  --------------------------------------
                                  Name:     Ken Wormser
                                  Title:    Vice President




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LIQUIDITY LOAN COMMITMENT     LIQUIDITY LENDER


$50,000,000                   COMMERZBANK AG, ATLANTA AGENCY


                              By:                /s/                /s/
                                  ---------------------------------------------
                                  Name:     Harry P. Yergey     Mary B. Smith
                                  Title:    Vice President      Asst. VP



$30,000,000                   COOPERATIVE CENTRALE RAIFFEISEN-
                              BOERENEENBANK B.A., "RABOBANK
                              NEDERLAND", NEW YORK BRANCH


                              By:                /s/
                                  ------------------------------------
                                  Name:     Ian Reece
                                  Title:    Vice President & Manager


                              By:                /s/
                                  -------------------------------------
                                  Name:     Dana W. Hemenway
                                  Title:    Vice President



$50,000,000                   DRESDNER BANK AG NEW YORK BRANCH
                              AND GRAND CAYMAN BRANCH


                              By:                /s/
                                  -------------------------------------
                                  Name:  Richard Conroy
                                  Title:   Vice President


                              By:                /s/
                                  -------------------------------------
                                  Name:     Andrew Mittag
                                  Title:    Vice President



$50,000,000                   FIRST UNION NATIONAL BANK OF FLORIDA


                              By:                /s/
                                  -------------------------------------
                                  Name:     Bruce Roland
                                  Title:    Vice President



$10,000,000                   KREDISTBANK N.V.


                              By:                /s/
                                  -------------------------------------
                                  Name:     Robert Snauffer
                                  Title:    Vice President


                              By:                /s/
                                  -------------------------------------
                                  Name:     Thomas R. Lalli
                                  Title:    Vice President



$50,000,000                   INTERNATIONALE NEDERLANDER (U.S.)
                              CAPITAL CORPORATION


                              By:                /s/
                                  -------------------------------------
                                  Name:  Michael G. Plunkett
                                  Title: Vice President












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LIQUIDITY LOAN COMMITMENT     LIQUIDITY LENDER



$50,000,000                   MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK


                              By:                /s/
                                  -------------------------------------
                                  Name:  Jeffrey Hwang
                                  Title: Vice President



$15,000,000                   SOCIETE GENERALE


                              By:                /s/
                                  -------------------------------------
                                  Name:  Ralph Saheb
                                  Title: Vice President & Manager


                              CREDIT ENHANCER

                              CREDIT SUISSE NEW YORK BRANCH, as  Credit
                              Enhancer


                              By:                /s/
                                  -------------------------------------
                                  Name:  Roger W. Saylor
                                  Title: Associate


                              By:                /s/
                                  -------------------------------------
                                  Name:  Kristine Kristinsson
                                  Title: Member of Senior Management




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